EXHIBIT 5.1
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
+1.713.220.4200 Phone
+1.713.220.4285 Fax
andrewskurth.com
August 31, 2016
Flotek Industries, Inc.
10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas 77064
Ladies and Gentlemen:
We have acted as counsel for Flotek Industries, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) relating to the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to an additional 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, which is subject to issuance by the Company pursuant to the Amended and Restated Flotek Industries, Inc. 2014 Long-Term Incentive Plan (the “Plan”).
As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) the Plan; (c) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (d) the Amended and Restated Bylaws of the Company; (e) certain resolutions of the Board of Directors of the Company (the “Board”); and (f) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware General Corporation Law, and regulations as we have deemed necessary or advisable for the purposes of this opinion.
In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) that all signatures on documents examined by us are genuine, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and of public officials, and we have not independently verified any factual matter relating to the opinions expressed herein.
Based upon the foregoing and such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) following the due authorization of a particular award by the Board or a duly constituted and acting committee of the Board, as provided in and in accordance with the Plan, the Shares issuable by the Company pursuant to such award will have been duly authorized, and (ii) upon issuance and delivery of such Shares from time to time pursuant to the terms of the Plan and any applicable award agreements, and upon receipt by the Company of lawful consideration therefor under Delaware law in accordance with the terms of the Plan and otherwise in accordance with the terms and conditions of the applicable award agreement, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and non-assessable.
We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

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August 31, 2016

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.
Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.

Very truly yours,
/s/ Andrews Kurth LLP